UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150

Mission Viejo, California 92691

(Address of Principal Executive Offices, Including Zip Code)

949-481-9825

(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 5, 2014, Aeolus Pharmaceuticals, Inc. (the “Company”) executed a Modification of Contract (the “Modification”) with the Biomedical Advanced Research and Development Authority (“BARDA”).  The purpose of the Modification is to 1) make available $1,777,882.00 to reimburse the Company for actual costs incurred under the first three years of its contract with BARDA (the “BARDA Contract”), 2) establish an increased provisional indirect billing rate for FY2014 and the rest of the BARDA Contract period of performance, and 3) establish a cap on the indirect billing rate for the remaining contract period of performance.

The Company has submitted an invoice to BARDA for payment of the $1,777,882.00.

The effect of the Modification will be (a) to increase the cash balance of the Company and (b) to increase the billing rate for indirect costs under the contract.  The Company believes the combination of the cash payment and increased billing rates will give it sufficient capital to fund operations for at least two years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	AEOLUS PHARMACEUTICALS, INC.

/s/ David C. Cavalier
Chairman & Chief Financial Officer